UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) December 1, 2009

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center, 1415 W. Diehl Road, Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 1, 2009, Tellabs, Inc. (“Tellabs”) completed its acquisition of WiChorus, Inc. (“WiChorus”), a leading provider of mobile packet core solutions. As previously disclosed, Tellabs and a wholly-owned subsidiary of Tellabs (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WiChorus pursuant to which Sub will merge with and into WiChorus and WiChorus will become a wholly-owned subsidiary of Tellabs.

Under the terms of the transaction, which was approved by the companies’ boards of directors, Tellabs paid $180 million in cash for WiChorus’ capital stock and vested options, and assumed unvested options. Taking into account WiChorus’ $15 million cash balance, the net cash price is approximately $165 million.

The foregoing summary of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Further details about the acquisition are contained in the press release of Tellabs dated December 2, 2009, attached hereto as Exhibit 99.1.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger Among Tellabs, Inc., Tellabs Willow Corp. and WiChorus, Inc. (Incorporated by reference to Exhibit 2.1 of Tellabs, Inc.’s Current Report on Form 8-K filed October 22, 2009).

99.1	Press Release of Tellabs, Inc., dated December 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC. (Registrant)

/s/ Thomas P. Minichiello
Thomas P. Minichiello Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer and duly authorized officer)

December 2, 2009

(Date)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger Among Tellabs, Inc., Tellabs Willow Corp. and WiChorus, Inc. (Incorporated by reference to Exhibit 2.1 of Tellabs, Inc.’s Current Report on Form 8-K filed October 22, 2009).

99.1	Press Release of Tellabs, Inc., dated December 2, 2009